EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-27356) pertaining to the Sensient Technologies Corporation Retirement Employee Stock Ownership Plan of Sensient Technologies Corporation of our report dated June 26, 2007, with respect to the financial statements of the Sensient Technologies Corporation Retirement Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ ERNST & YOUNG, LLP
Milwaukee, Wisconsin
June 26, 2007

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